AMENDMENT NUMBER ONE
TO THE
EXELON CORPORATION
STOCK DEFERRAL PLAN
(As Amended and Restated Effective January 1, 2005)
     The Exelon Corporations Stock Deferral Plan, as amended and restated effective January 1, 2005 (the “Plan”), is hereby amended in the following respect:
     Section 5.3(b) of the Plan is amended in its entirety to read as follows:
(b) Each Participant may elect to receive a distribution of such Participant’s Deferred Stock Account attributable to Plan Years prior to January 1, 2007 in a lump sum payment of Exelon Stock in the third quarter of 2007, by submitting such election on or before December 31, 2006 in accordance with procedures prescribed by the Plan Administrator, provided that such election shall be null and void if such Participant’s distribution under the Plan otherwise would be made or commence prior to January 1, 2007. A Participant who files such a lump sum election, whose position is Executive Vice President or above and who has achieved two times his or her stock ownership requirement may elect to receive such distribution in the form of Exelon Stock, in cash, or one quarter in Exelon Stock and three quarters in cash.
Executed this ____ day of ___________, 2007.
EXELON CORPORATION

By:

S. Gary Snodgrass
Executive Vice President and
Chief Human Resources Officer